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Consent of Independent Accountants

We hereby consent to the use in the Statement of Additional Information of Alliance Premier Growth Fund, Inc. dated
February 1, 1995 (as amended as of January 19, 1996) which constitutes part of Part B of this Registration Statement on Form N-14 (the "Registration Statement") of our report dated
January 16, 1996, relating to the financial statements and financial highlights of Alliance Premier Growth Fund, Inc., for the year ended November 30, 1995 which appears in such Statement of Additional Information and which is incorporated by reference into Part A of this Registration Statement. We also consent to the reference to us under the heading "Financial Highlights" in the Alliance Stock Funds Prospectus, dated November 1, 1995 (as amended as of December 4, 1995) which, as it pertains to Alliance Premier Growth Fund, Inc., is incorporated by reference into Part A of this Registration Statement. We also consent to the reference to us under the headings "Statements and Reports" and "Independent Accountants" in the Statement of Additional Information of Alliance Premier Growth Fund, Inc. which is also incorporated by reference into Part A of this Registration Statement.

/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP

1177 Avenue of the Americas
New York, New York 10036

January 19, 1996






















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